Exhibit 4.1

ALLIN CORPORATION

SUBSCRIPTION AGREEMENT

INSTRUCTIONS FOR SUBSCRIPTION AGREEMENT

Allin Corporation

Each accredited investor who wishes to purchase shares of Series H Redeemable Preferred Stock and related Warrants to purchase shares of Common Stock should complete all blanks, sign and deliver the following:

1.	One completed and signed copy of the Subscription Agreement;

2.	One signed copy of the Registration Rights Agreement; and

3.	When requested by the Company, a wire transfer to an account of the Company specified by the Company in an amount equal to $10,000 per share of Series H Redeemable Preferred Stock.

THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE’S SECURITIES LAW AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS DELIVERED TO THE COMPANY TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THIS SUBSCRIPTION AGREEMENT CONTAINS IMPORTANT REPRESENTATIONS, WARRANTIES AND AGREEMENTS MADE BY THE SUBSCRIBER. PROSPECTIVE SUBSCRIBERS SHOULD READ IT CAREFULLY.

ALLIN CORPORATION

SUBSCRIPTION AGREEMENT

To be Completed by Subscriber

The undersigned subscriber or subscribers (the “Subscriber”), intending to be legally bound, hereby subscribes for and agrees to purchase                  shares of Series H Redeemable Preferred Stock (the “Series H Preferred Stock”) of Allin Corporation, a Delaware corporation (the “Company”), and related warrants (the “Warrants,” and together with the Series H Preferred Stock, the “Securities”) to purchase shares of common stock of the Company, at $10,000 per share of Series H Preferred Stock as provided herein. All capitalized terms used but not defined herein have the meanings ascribed to them in the Company’s Subscription Documents dated July     , 2005 (together with all exhibits, amendments and supplements thereto, the “Subscription Documents”)

1. Purchase and Closing.

(a) The Subscriber agrees to deliver to the Company, on such date as may be requested by the Company, immediately available funds in an amount equal to $                    , which is the aggregate consideration required to purchase the number of shares of Series H Preferred Stock and related Warrants subscribed for in this Subscription Agreement (the “Purchase Price”).

(b) The Subscriber delivers to the Company one (1) completed and signed copy of this Subscription Agreement and one (1) signed copy of the Registration Rights Agreement.

(c) A closing on the sale of the Securities (the “Closing”) will be held on or about July     , 2005, or as soon as practicable thereafter.

(d) At the Closing, each Subscriber shall acquire the shares of Series H Preferred Stock and related Warrants for which he has made subscription payments.

(e) If the Closing does not occur by August 31, 2005, unless all Subscribers agree to the contrary, the Subscriber’s contribution, if any (without interest and without deduction), this Subscription Agreement and any other documents delivered herewith, will be returned to each Subscriber as promptly as practicable.

2. Receipt and Review of Subscription and SEC Documents. The Subscriber acknowledges that it has been furnished, and the Subscriber or its authorized representative has carefully read, the Subscription Documents and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005 (collectively, the “SEC Documents”). The Subscriber further acknowledges that it is aware that there are substantial risks incident to investing in the Securities.

3. Independent Advice. The Subscriber acknowledges that it has been advised by the Company to consult the Subscriber’s own legal, financial and tax advisors concerning this investment. The Subscriber acknowledges that it has reviewed the risks and merits of an investment in the Securities with tax, legal and investment advisors to the extent deemed advisable by the Subscriber.

4. Limitations on Transfer. The Subscriber acknowledges that it must bear the economic risk of an investment in the Securities for an indefinite period of time since:

(a) none of the shares of Series H Preferred Stock, the related Warrants or any shares of common stock which may be acquired upon exercise of the Warrants (collectively, the “Underlying Common Stock”) have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state’s securities laws. Therefore, neither the Securities nor the Underlying Common Stock may be offered, sold, transferred, pledged or hypothecated to any person unless either (i) they are registered under the Securities Act and any applicable state’s securities laws or (ii) an exemption from such registration is available and the favorable opinion of counsel for the Company to that effect is obtained and delivered to the Company; and

(b) any certificate evidencing the shares of Series H Preferred Stock, the Warrants and Underlying Common Stock will bear an appropriate legend and a notation will be made in the records of the Company restricting the transfer of any shares or Warrant in a manner consistent with the foregoing.

5. Representations of the Subscriber. The Subscriber acknowledges, represents and warrants to the Company as follows:

(a) If the Subscriber is an individual: (i) he is at least twenty-one (21) years of age, (ii) the Purchase Price for the Securities does not exceed 25% of Subscriber’s net worth or joint net worth with the Subscriber’s spouse (exclusive of homes, furnishings and personal automobiles), (iii) he is a bona fide resident and domiciliary (not a temporary or transient resident) of the state set forth as his legal residence below his signature on the signature page hereof and has no present intention of becoming a resident of any other state or jurisdiction and (iv) he has adequate means to provide for his current needs and personal contingencies and has the financial ability to bear the economic risk, with no need for liquidity, with respect to his investment in the Securities.

(b) If the Subscriber is a partnership, corporation, trust or other entity, (i) it was organized or incorporated under the laws of the jurisdiction set forth as state of incorporation below its signature on the signature page hereof and has no present intention of altering the jurisdiction of its organization or incorporation, (ii) its principal place of business is located in the state set forth below its signature on the signature page hereof and it has no present intention of altering the state of the location of its principal place of business, (iii) it is authorized and qualified and has full right and power to purchase and hold the Securities and to perform its obligations pursuant to the provisions hereof, (iv) the person signing this Subscription Agreement and any other instrument executed and delivered herewith on behalf of such entity has been duly authorized by such entity and has full power and authority to do so, (v) such entity has not been formed for the specific purpose of acquiring an interest in the Company, unless each equity owner of such entity is an accredited investor under Section 501(a) of Regulation D promulgated under the Securities Act and has submitted information to the Company substantiating such qualification, and (vi) it hereby agrees to supply any additional information as may be reasonably requested by the Company to confirm the foregoing representations.

(c) The Subscriber understands that no federal or state agency has passed upon the accuracy of the Subscription Documents or the SEC Documents nor made any finding or determination as to the merits or fairness of this investment and that the offering and sale of the Securities and the Underlying Common Stock is intended to be exempt from registration both under the Securities Act by virtue of the exemption contained in Section 4(2) of the Securities Act, and the provisions of Rule 506 of Regulation D promulgated thereunder, and the securities laws of certain states.

(d) The Subscriber (i) will acquire and hold the Securities solely for its own account, as principal, for investment purposes only, and not with a view to, or for resale, distribution or fractionalization of all or any part of such Securities, and (ii) has no present intention, agreement or arrangement to divide its participation with others or to resell, assign, transfer or otherwise dispose of all or any part of the Securities subscribed for or the Underlying Common Stock. No other person has any interest in the right to receive income in respect of the Subscriber’s interest in the Company.

(e) In making its decision to purchase the Securities herein subscribed for, the Subscriber has evaluated the risk of investing in the Securities and is acquiring the Securities based only upon its independent examination and judgment as to the prospects of the Company as determined from information obtained directly by the Subscriber from the Company or affiliates thereof. The Subscriber acknowledges receipt of all information requested of the Company. The Securities were not offered to the Subscriber by means of publicly disseminated advertisements or sales literature, nor is the Subscriber aware of any offers made to other persons by such means.

(f) The Subscriber has been given the opportunity: (i) to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and other matters pertaining to this investment and all such questions have been answered to the satisfaction of the Subscriber; and (ii) to obtain such additional information necessary to verify the accuracy of the information contained in the Subscription Documents and the SEC Documents or other provided materials, except such information which the Company has indicated it either does not possess and cannot acquire without unreasonable effort or expense or which is proprietary and confidential.

(g) The Subscriber has relied solely on the Subscription Documents and the SEC Documents and on its own investigation of the investment in making its decision on investing in the Securities.

(h) The Subscriber will not sell or otherwise transfer any of its shares of Series H Preferred Stock, Warrants or shares of Underlying Common Stock. If the Subscriber transfers its shares of Series H Preferred Stock, Warrants or shares of Underlying Common Stock, it will not do so without either: (i) registering the shares or Warrants under the Securities Act and applicable state securities laws; or (ii) delivering an appropriate opinion of counsel satisfactory to the Company that such registration is not required.

(i) Any information which the Subscriber has furnished to the Company and the Company with respect to his financial position, including the information set forth below under Paragraph 7 (Accredited Investor Representation), is correct and complete as of the date of this Subscription Agreement. The Subscriber will immediately furnish revised or corrected information to the Company should there be any material change in such information prior to the Closing.

(j) The Subscriber understands that the foregoing representations, warranties, covenants and agreements will be relied upon by the Company as the basis for claiming exemptions from the registration requirements of federal and state securities laws for the sale of Securities.

6. Investment Experience. The Subscriber acknowledges, represents and warrants to the Company that the Subscriber has such knowledge and experience in financial and business matters as to be capable of making an informed decision regarding an investment in the Securities and is capable of reviewing, understanding and making an independent judgment with respect to investment in the Securities.

7. Accredited Investor Representation. The Subscriber represents and warrants to the Company that the Subscriber is an “Accredited Investor,” as that term is defined in Securities and Exchange Commission Regulation D under the Securities Act, in the category indicated below by the initials of Subscriber or its authorized representative:

(1)	A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

(2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

(3)	An insurance company as defined in Section 2(13) of the Securities Act.

(4)	An investment company registered under the Investment Company Act of 1940.

(5)	A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940 (a closed-end company, operated for the purpose of investing in securities described in Section 55(a)(1)-(3) of such Act and makes available “significant managerial assistance” with respect to the issuers of such securities and has elected to be regulated pursuant to Section 55-65 of such Act as a business development company).

(6)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

(7)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees having total assets in excess of $5,000,000.

(8)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), (a) if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or (b) if the employee benefit plan has total assets in excess of $5,000,000, or (c) if the employee benefit plan is self-directed, with investment decisions made solely by persons that are with accredited investors.

(9)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (a company which is a business development company but which need not be closed-end and need not elect to be subject to regulation under Sections 55-65 of the Investment Company Act of 1940).

(10)	An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(11)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000.

(For purposes of calculating net worth, any assets may be considered including the fair market value of one’s principal residence and automobiles. The principal residence owned by an individual should be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property, or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.)

(12)	A natural person who had an individual income (not including income of spouse) in excess of $200,000 in each of the two most recent years or joint income with such person’s spouse of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year.

(“Income” may include amounts normally excluded from “adjusted gross income” such as long-term capital gain deductions, depletion deductions, interest exclusions and losses allocated to a limited partner. However, “income” is not necessarily synonymous with “revenue”; for example, a self-employed person should deduct operating expenses to give an accurate indication of income.)

(13)	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

(14)	An entity in which all of the equity owners are accredited investors. (If this item is checked, please provide in writing the basis for each equity owner’s accredited investor status).

8. Type of Share Ownership (check one):

NOTE: Subscribers should seek the advice of their attorneys in deciding in which of the below forms they should take ownership of the Series H Preferred Stock and the Warrants, since different forms of ownership can have varying gift tax, estate tax, income tax and other consequences, depending on the state of the investor’s domicile and his particular personal circumstances.

( )	Individual ownership (one signature is required)

( )	Husband and Wife or other Joint Tenants with right of survivorship (both parties must sign)

( )	Tenants in Common with no right of survivorship (all parties must sign)

( )	Trust (include name of trust, name of trustee, date trust was formed, and copy of the Trust Agreement or other authorization)

( )	Partnership (include a copy of the Partnership Agreement and an authorization for the Subscriber to sign on behalf of the Partnership)

( )	Community Property (one signature is required if an interest is held in one name (i.e., managing spouse), two signatures are required if an interest is held in both names)

( )	Corporation (include certified corporate resolution authorizing signature)

9. Modification. The provisions of this Subscription Agreement shall not be modified, discharged or terminated, except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

10. Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if: (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein; or (b) delivered personally at such address.

11. Counterparts. This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

12. Binding Effect. Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors. If the Subscriber is purchasing the Securities in a representative or fiduciary capacity, the representations, warranties and understandings set forth herein are deemed to have been made on behalf of the person or persons for whom the Subscriber is so purchasing.

13. Entire Agreement. This Subscription Agreement contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

14. Assignability. This Subscription Agreement is not transferable or assignable by the Subscriber except as may be provided herein.

15. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

16. Representations Shall Survive Closing. All representations and warranties set forth herein or in any other written statement or document delivered by the Subscriber in connection with the transactions contemplated hereby will be true, correct and complete in all respects on and as of the Closing as if made on and as of such date and shall survive the Closing.

IN WITNESS WHEREOF, the undersigned Subscriber(s) has (have) completed this Subscription Agreement to evidence its (their) subscription to the Company this              day of July, 2005.

Subscriber 1 (Print or Type Name Exactly as Desired for Registration of Shares and) Warrants	Subscriber 2 (Print or Type Name Exactly as Desired for Registration of Shares and Warrants)

Signature	Signature

Social Security or Taxpayer I.D.	Social Security or Taxpayer I.D.
Number	Number

State of Residence, Incorporation or Organization	State of Residence, Incorporation or Organization

State of Principal Place of Business	State of Principal Place of Business

Mailing Address	Mailing Address

ACCEPTANCE OF SUBSCRIPTION

The Company has accepted this Subscription Agreement as of the              day of July 2005.

ALLIN CORPORATION

By:

FOR INDIVIDUALS

STATE OF	:
: SS
COUNTY OF	:

On this              day of             , 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared                                 , known to me to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for the purposes and consideration therein expressed, AND WHO UPON OATH SWORE THAT THE STATEMENTS THEREIN CONTAINED ARE TRUE AND CORRECT.

WITNESS my hand and official seal.

Notary Public

FOR CORPORATIONS, PARTNERSHIPS AND TRUSTS

STATE OF	:
: SS
COUNTY OF	:

On this              day of             , 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared                                 , who being by me duly sworn, did depose and say that he/she is the                      of                                         , a corporation/partnership/trust, that he/she, as such, being authorized so to do, executed the within instrument for the purposes and consideration therein expressed, AND WHO UPON OATH SWORE THAT THE STATEMENTS THEREIN CONTAINED ARE TRUE AND CORRECT.

WITNESS my hand and official seal.

Notary Public